Exhibit 99.1

NEWS RELEASE

For Immediate Release	For Further Information Contact:
July 15, 2008	Media: Jan Sieving +1 832 513 1111 Analysts: Marty Spake +1 832 513 1245
CB&I Pre-announces Second Quarter Loss on Two UK Projects
THE WOODLANDS, Texas — July 15, 2008 — CB&I announced today it will recognize a pre-tax charge of approximately $317 million or $2.38 per share in the second quarter for forecasted cost overruns associated with two major LNG projects in the UK. Continued poor labor productivity, weather delays, and the need to supplement critical subcontractor areas will adversely impact the schedule and necessitate substantial expenditures well above previous estimates. These additional costs, which will be concentrated in the next three to four months, are required to complete the projects and meet the urgent need for natural gas imports into the UK prior to the upcoming heating season.
“We are extremely disappointed with the negative impact these two projects had on the Company’s profitability,” said Philip K. Asherman, President and CEO. “We have been working diligently for nearly two years to mitigate increasing labor costs and weather delays, while maintaining our commitment to have these facilities ready for first gas in time for the upcoming heating season. In order to meet the project objectives, it became clear in the second quarter that we would have to compensate for inadequate subcontractor performance and an increasingly difficult trade union environment.”
The project charges will cause CB&I to be out of compliance with its lender agreements. The company believes that based on the strength of its backlog and solid financial condition, it will successfully obtain the necessary amendments.
With both projects scheduled for first gas early in the fourth quarter and with continued strong performance from the balance of the backlog, the Company’s updated annual earnings guidance is $0.40 to $0.60 per share. CB&I will provide finalized quarterly results on July 30.
The South Hook project was awarded to CB&I in November 2004 and Isle of Grain was awarded in March 2005. When fully operational, these two new facilities will be the receiving point for nearly 35 percent of the natural gas supply into the UK.
Excluding these two UK projects, the performance from the Company’s backlog continues to improve across all market sectors. CB&I believes this will continue throughout 2009 given strong market conditions, current project forecasts and a significant reduction in higher-risk projects as an overall percentage of the total backlog. During the past year, the Company has adjusted its portfolio mix from approximately 90% higher-risk projects down to 55%. It is targeting a portfolio of no more than 20 to 25% higher-risk work by the end of 2009.

UK Project Details
As previously stated, the second quarter charges reflect the revised total forecast to complete the two UK projects. Segmentation of the cost increases, in millions, is as follows:

	Isle of Grain 2	South Hook	Total
Subcontractors	$37	$195	$232
Direct Hire Construction	$13	$23	$36
Schedule Extension	$11	$12	$23
Materials	$1	$3	$4
All Other	$1	$21	$22

Total	$63	$254	$317
Conference Call
CB&I will host a conference call July 15 at 5:00 p.m. Eastern time (4:00 p.m. Central time) to provide details associated with the two projects and answer questions from investors. The conference call webcast will be available at www.shareholder.com/cbi/medialist.cfm or at www.CBI.com Investor Relations / Presentations & Webcasts. Please log on at least 15 minutes prior to the start of the call to register and to download any necessary audio software.
The conference call also can be accessed by telephone at 1-800-301-8321 (U.S.) or 1-706-634-2259 (outside the U.S.) ID#: 56173314. A replay of the conference call and transcript will be available at www.CBI.com or by calling 1-800-642-1687 (U.S.) or 1-706-645-9291 (outside the U.S.) through July 22, 2008. ID#: 56173314.
About CB&I
CB&I combines proven process technology with global capabilities in engineering, procurement and construction to deliver comprehensive solutions to customers in the energy and natural resource industries. With more than 70 proprietary licensed technologies and 1,500 patents and patent applications, CB&I is uniquely positioned to take projects from conceptual design, through technology licensing, engineering and construction and final commissioning. Drawing upon the global expertise and local knowledge of approximately 17,000 employees in more than 80 locations, CB&I safely and reliably executes projects worldwide. For more information, visit www.CBI.com.
Forward-Looking Statement
Any statements made in this release that are not based on historical fact are forward-looking statements and represent management’s best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company’s ability to realize cost savings from its expected performance of contracts; the uncertain timing and the funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price or similar contracts whether as the result of improper estimates or otherwise; risks associated with labor productivity; percentage-of-completion accounting; the Company’s ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather may affect the Company’s performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company’s customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company’s revenue; lower than expected growth in the Company’s primary end markets, including but not limited to LNG and energy processes; risks inherent in acquisitions and the Company’s ability to obtain financing for proposed acquisitions; the Company’s ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; the weakening, non-competitiveness, unavailability of, or lack of demand for, our intellectual property rights; failure to keep pace with technological changes; failure of our patents or licensed technologies to perform as expected or to remain competitive, current, in demand, profitable or enforceable; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including, but not limited to pending securities class action litigation, and the potential effect on the Company’s business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company’s business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company’s obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, Dutch tax treaties with foreign countries, and U.S. tax treaties with non-U.S. countries (including, but not limited to The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under “Risk Factors” as set forth in the Company’s Form 10-K filed with the SEC for the year ended Dec. 31, 2007. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
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